UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 13, 2012

RESPONSE GENETICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-1124608	11-3525548
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification No.)
incorporation)

1640 Marengo St., 6th Floor

Los Angeles, California 90033

(323) 224-3900

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Not Applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On September 13, 2012, Response Genetics, Inc. (the “Company”) entered into a purchase agreement (the “Purchase Agreement”) with Glaxo Group Limited (the “GSK Investor”) and the other investors named therein (collectively, the “Investors”) for the private placement of an aggregate of 8,000,000 newly-issued shares of the Company’s common stock (the “Shares”) at a purchase price of $1.10 per share (the “Private Placement”). The closing of the Private Placement occurred on September 13, 2012.

Pursuant to the Purchase Agreement, for so long as the GSK Investor owns at least 50% of the Shares it purchased pursuant to the Purchase Agreement, the GSK Investor has the right to designate a non-voting board observer (the “Board Observer”). The Board Observer, if appointed, has the right to attend all meetings of the Board of Directors of the Company and to receive all Board meeting materials, subject to certain restrictions set forth in the Purchase Agreement.

In connection with the Private Placement, the Company also entered into a registration rights agreement (the “Registration Rights Agreement”), dated September 13, 2012, with the Investors pursuant to which it has agreed to file, within 45 days of the closing of the Private Placement, a registration statement with the Securities and Exchange Commission (the “SEC”) to register the Shares for resale, which registration statement is required to become effective within 180 days following the closing. The Company also granted the Investors certain “piggyback” registration rights, which are triggered if the Company proposes to file a registration statement for its own account or the account of one or more shareholders until the earlier of the sale of all of the Shares or the Shares becoming eligible for sale under Rule 144(b)(1) without restriction.

Copies of the Purchase Agreement and Registration Rights Agreement are attached hereto as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference. The foregoing descriptions of the Purchase Agreement and the Registration Rights Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of Exhibits 10.1 and 10.2, respectively, attached hereto.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K that relates to the unregistered sale of equity securities is incorporated by reference into this Item 3.02.

The aggregate offering price of the Shares is $8,800,000.

The sale of the Shares has not been registered under the Securities Act of 1933, as amended (the “Securities Act”). The Shares were sold to accredited investors in reliance upon exemptions from registration under Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder. The Shares may not be offered or sold in the United States absent registration under or exemption from the Securities Act and any applicable state securities laws.

Item 8.01 Other Events.

On September 13, 2012, the Company issued a press release announcing the matters set forth in Item 1.01 of this Current Report on Form 8-K. A copy of the Company’s press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are being furnished with this Current Report on Form 8-K:

Exhibit Number	Document Description

10.1	Purchase Agreement, dated September 13, 2012, by and among Response Genetics, Inc. and the investors named therein.

10.2	Registration Rights Agreement, dated September 13, 2012, by and among Response Genetics, Inc. and the investors named therein.

99.1	Press Release, dated September 13, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

RESPONSE GENETICS, INC.

Date: September 19, 2012	By:	/s/ Thomas A. Bologna
Name: Thomas Bologna Title: Chairman of the Board of Directors and Chief Executive Officer

-4-